5 September 2024 Third Quarter 2024 Financial Results & Business Update Exhibit 99.2

© 2024 FuelCell Energy 2 This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of . The forward-looking statements include, without limitation, statements with respect to the anticipated financial results and statements regarding the plans and expectations regarding the continuing development, commercialization and financing of its current and future fuel cell technologies, the expected timing of completion of the ongoing projects, the expected timing of module replacements, the business plans and strategies, the capacity expansion, the capabilities of the products, and the markets in which the Company expects to operate. Projected and estimated numbers contained herein are not forecasts and may not reflect actual results. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation: general risks associated with product development and manufacturing; general economic conditions; changes in interest rates, which may impact project financing; supply chain disruptions; changes in the utility regulatory environment; changes in the utility industry and the markets for distributed generation, distributed hydrogen, and fuel cell power plants configured for carbon capture or carbon separation; potential volatility of commodity prices that may adversely affect our projects; availability of government subsidies and economic incentives for alternative energy technologies; our ability to remain in compliance with U.S. federal and state and foreign government laws and regulations; our ability to regain and maintain compliance with the listing rules of The Nasdaq Stock Market; our ability to implement a reverse stock split and the impacts of a reverse stock split, if implemented; rapid technological change; competition; the risk that our bid awards will not convert to contracts or that our contracts will not convert to revenue; market acceptance of our products; changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States; factors affecting our liquidity position and financial condition; government appropriations; the ability of the government and third parties to terminate their development contracts at any time; the ability of the government to exercise - rights with respect to certain of our patents; our ability to successfully market and sell our products internationally; our ability to develop new products to achieve our long-term revenue targets; our ability to implement our strategy; our ability to reduce our levelized cost of energy and deliver on our cost reduction strategy generally; our ability to protect our intellectual property; litigation and other proceedings; the risk that commercialization of our new products will not occur when anticipated or, if it does, that we will not have adequate capacity to satisfy demand; our need for and the availability of additional financing; our ability to generate positive cash flow from operations; our ability to service our long-term debt; our ability to increase the output and longevity of our platforms and to meet the performance requirements of our contracts; our ability to expand our customer base and maintain relationships with our largest customers and strategic business allies; and concerns with, threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus, and resulting supply chain disruptions, shifts in clean energy demand, impacts to our capital budgets and investment plans, and impacts on the demand for our products, as well as other risks set forth in the filings with the Securities and Exchange Commission including the Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2024. The forward-looking statements contained herein speak only as of the date of this presentation. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the expectations or any change in events, conditions or circumstances on which any such statement is based. The Company refers to non-GAAP financial measures in this presentation. The Company believes that this information is useful to understanding its operating results and assessing performance and highlighting trends on an overall basis. Please refer to the earnings release and the appendix to this presentation for further disclosure and reconciliation of non-GAAP financial measures. (As used herein, the term refers to generally accepted accounting principles in the U.S.) The information set forth in this presentation is qualified by reference to, and should be read in conjunction with, our Annual Report on Form 10-K for the fiscal year ended October 31, 2023, filed with the SEC on December 19, 2023, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024, filed with the SEC on September 5, 2024, and our earnings release for the third quarter of fiscal year 2024, filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 5, 2024. Safe Harbor Statement

© 2024 FuelCell Energy 3 FuelCell Energy Snapshot What we do A global leader in electrochemical technology 1,2 Enable a world empowered by clean energy Who we are ~600 1969 188 3 Employees Modules in Commercial Operation 3 Founded Continents FCEL HQ 1 Patents held by FuelCell Energy, Inc., and our subsidiary Versa Power Systems, Inc. 2 As of July 31, 2024. 3 As of July 31, 2024; certain sites have multiple platforms. As an example, our 14 MW Derby, CT project site has five SureSource 3000 platforms containing a total of ten modules. U.S. patents covering our fuel cell technology U.S. patents pending 163 368 43 Patents in other jurisdictions covering our fuel cell technology Patents pending in 124 other jurisdictions Our purpose: Listing: NASDAQ Danbury, Connecticut

Key Messages

1 **Expanded backlog to $1.2B**, including ~$160M GGE contract that includes:

- Sale of 42 fuel cell modules to GGE for use at the Hwaseong Baran Industrial Complex
- Seven-year service contract

2 **Continued operational progress**

- First 6 modules of GGE contract shipped
- Carbon capture project in Rotterdam site work advancing and module construction ongoing
- Ameresco / Sacramento Sewer biogas project advancing and on-track

3 **Focused on expanding markets**, including Korea, and broader platform applications

4 **Strong balance sheet management**, disciplined capital allocation and cost control; $326M in total cash and investments as of July 31, 2024

5 **Proven resiliency**, with all Connecticut plants operating through recent weather events



14 MW Derby, CT, the second largest fuel cell installation in N. America.



More than 500,000 operating hours of experience from decades of biogas-fueled projects.

~ 16 million MW hours generated by FuelCell Energy platforms.

FuelCell Energy
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© 2024 FuelCell Energy Operational Update 5

Korean Market

FuelCell Energy is a trusted partner to the Korean clean energy market



Gyeonggi Green Energy (GGE)

- Agreement for sale of 42 upgraded 1.4MW carbonate fuel cell modules to GGE over time for use at the Hwaseong Baran Industrial Complex
- Agreement adds approximately $160M to FuelCell Energy's backlog
- Includes a seven-year service agreement

Noeul Green Energy (NGE)

- Long-term service agreement with NGE
- Agreement covers replacement of 16 modules and provides operations of the power plant over the next 14 years will be overseen by FuelCell Energy
- NGE fuel cell park, capable of producing approximately 150 million kWh of eco-friendly electricity annually, has been in operation since December 2016

KOSPO

- 20 megawatts of sustainable electricity without combusting fuel.
- Built by FuelCell Energy; COD in 2018 and built in 9 months
- Total MWh generated to date is over 896,971 MWh as of July 31, 2024


Innovating the low-carbon energy ecosystem
ExxonMobil

"Accelerating Korea's Energy Transition with Advanced Fuel Cell Solutions"

- FuelCell Energy hosted an event: on June 28 in Seoul
- 100+ ecosystem attendees including current and prospective customers
- Speakers included leaders from GGE and NGE

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© 2024 FuelCell Energy 7 Manufacturing Capabilities: Carbon Recovery • Important step to enable the sampling of CO2 by potential food and beverage customers • Carbon recovery accounts for a significant portion Deploying fuel cells can provide significant benefits to food and beverage operations Carbon recovery customer tasting and validation unit under construction • On site production of clean power + heat • Often lower cost electricity than available from utility • On site production of carbon dioxide • Decarbonization of onsite gas fired heaters • Utilization of on-site biogas • 10+ tons of beverage-grade CO2 per day • 1630 kW of net power with CO2 production • Heat output of up to 3.82 MMBtu/hr

© 2024 FuelCell Energy 8 Manufacturing Capabilities: First Carbon Capture Module First full-scale commercial unit for carbon capture Gen2 design constructed: First article 600kW carbon capture module on test at • 600kW modular unit design • First 2 units are scheduled to be shipped to Rotterdam in fiscal year 2025 • Modular design allows scalability to GW scale • Targeting large-scale industrial emitters

© 2024 FuelCell Energy Q3 2024 Financial Performance 9

© 2024 FuelCell Energy 10 Q3 Fiscal 2024 Financial Performance 1 Reconciliation of Adjusted EBITDA to most directly comparable GAAP financial measure is included in the appendix 2 The net loss in the third quarter included the benefit of a gain on extinguishment of finance obligations and debt of $15.3 million, or approximately $0.04 per share. Total cash and short-term investment position (includes restricted cash and cash equivalents) $326.0M as of July 31, 2024 Q3 2024 Q3 2023 Total revenue $23.7M $25.5M Net loss $(35.1)M $(23.6)M Net loss per share attributable to common stockholders $(0.07) $(0.06) Adjusted EBITDA1 $(20.1)M $(31.6)M 2 2

© 2024 FuelCell Energy $0.137 $0.178 $0.915 $0.840 $0.012 $0.042 $0.137 Q3 2023 Q3 2024 Service Generation Adv. Tech. Product $1.20 $1.06 Revenue Breakdown ($M) Q3 2024 Total Revenue: $23.7 million 1% 6% 57% 36% Product Service Generation Advanced Technologies 11 Gross Loss and Operating Expenses ($M) Q3 Fiscal 2024 Financial Performance and Backlog $(8.2) $(6.2) $(33.2) $(27.4) 3Q23 3Q24 Q3 2023 Q3 2024 Backlog ($B) Gross Loss Operating Expenses 11 $1.4 $13.4 $8.6 $0.3

© 2024 FuelCell Energy 12 Our liquidity position has enabled us to execute on our strategic initiatives through investment in manufacturing and R&D • $326.0M1 in total cash (including restricted cash and equivalents) and short-term investments • Sale of ~95.2 million shares of common stock during the quarter resulted in net proceeds of ~$65.9M • Average gross sale price of $0.71 per share Focused on cash management which includes reductions from the estimated expenditures established at the beginning of the fiscal year (refer to slide 19 of the appendix) Pursuing financing to support commercial activities which includes deployment of modules for the Korea repowering opportunity including GGE Cash and Liquidity 1 As of 7/31/2024 Liquidity to fund projects in development and commercialization activities $303.7 $159.3 $158.8 $159.3 $77.4 $107.8 $101.3 $107.8 $32.7 $58.8 $53.1 $58.8 7/31/23 7/31/24 4/30/24 7/31/24 Cash and Equivalents & Short-Term Treasury Securities ($M) Restricted Short-term Investments in U.S. Treasury Securities Unrestricted $413.9 $326.0 $313.2 $326.0 Year-over-Year Sequential Quarters

© 2024 FuelCell Energy 13 Thank You

© 2024 FuelCell Energy Appendix 14

© 2024 FuelCell Energy Powerhouse Business Strategy Our Existing Platform to Support Growth for the Future Significant Market Opportunities • Invest in commercialization • Extend process leadership • Broaden & deepen our team • Continue product innovations • Deepen participation in the developing hydrogen and carbon capture economy • Diversify our revenue streams by delivering products and services that support the global energy transition • Optimize the core business • Drive commercial excellence including building our sales pipeline • Expand geographically and by market SCALE INNOVATE GROW We are in a dynamic period of transition, investing across our business with a goal of supporting future long-term, profitable growth 15

GAAP to Non-GAAP Reconciliation

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss

(Amounts in thousands)	Three Months Ended July 31, 2024	Three Months Ended July 31, 2023	Nine Months Ended July 31, 2024	Nine Months Ended July 31, 2023
Net loss	$ (35,123)	$ (23,601)	$ (117,178)	$ (78,598)
Depreciation and amortization (1)	9,238	6,623	27,389	18,659
Provision for income taxes	2	-	2	581
Other (income) expense, net (2)	2,218	(403)	3,278	(216)
Gain on extinguishment of finance obligations and debt, net(4)	-	(15,337)	-	(15,337)
Interest income	(3,269)	(3,966)	(10,726)	(11,064)
Interest expense	2,555	1,912	7,168	4,926
EBITDA	$ (24,379)	$ (34,772)	$ (90,067)	$ (81,049)
Stock-based compensation expense	3,350	3,166	9,227	8,997
Unrealized loss on natural gas contract derivative assets (3)	895	-	5,072	-
Adjusted EBITDA	$ (20,134)	$ (31,606)	$ (75,768)	$ (72,052)

1) **Includes depreciation and amortization on our Generation portfolio of $7.3 million and $21.3 million for the three and nine months ended July 31, 2024, respectively, and $5.4 million and $14.9 million for the three and nine months ended July 31, 2023, respectively.**
2) **Other (income) expense, net includes gains and losses from transactions denominated in foreign currencies, interest rate swap income earned from investments and other items incurred periodically, which are not the result of the Company's normal business operations.**
3) **The Company recorded a mark-to-market net loss of $0.9 million and $5.1 million for the three and nine months ended July 31, 2024, respectively, related to natural gas purchase contracts. There was no comparable loss in the prior year as the Company changed its designation in the fourth quarter of fiscal year 2023 and in the second quarter of fiscal year 2024, as a result of net settling certain natural gas purchases under previous normal purchase normal sale contract designations, which resulted in a change to mark-to-market accounting. There were no mark-to-market gains or losses for the three and nine months ended July 31, 2023. These losses are classified as Generation cost of sales.**
4) **The gain on extinguishment of finance obligations and debt, net was $15.3 million for the three and nine months ended July 31, 2023 and represents a one-time gain on the payoff of certain finance obligations of the Company to PNC Energy Capital, LLC, which payoff occurred in conjunction with a new project financing facility entered into in May 2023.**

Financial results are presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA are non-GAAP measures of operations and operating performance by the Company.

These supplemental non-GAAP measures are provided to assist readers in assessing operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing the results of the Company with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to the Company, primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment and project assets. Adjusted EBITDA adjusts EBITDA for stock-based compensation, restructuring charges, non-cash (gain) loss on derivative instruments and other unusual items, which are considered either non-cash or non-recurring.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

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© 2024 FuelCell Energy 17 Service Business Profile for Module Replacement Recently completed a multi-year fleet upgrade • Replaced ~30 MW of modules over the past 3 years in our service business Have entered a lighter module replacement cycle based on deployment of longer stack life modules Additional opportunities for LTSAs exist in Korea with current Korea Fuel Cell customers Note: Quarters shown are fiscal quarters for fiscal years ending October 31st * The planned replacement will involve installing a used module from inventory Projects with LTSA Size of Plant (MW) Module Restack Quantity Est. Date of Next Module Restack Hartford Hospital 1.4 1 Q4-2024 Pepperidge Farm - 1 1.4* 1 Q1-2025 United Illuminating - New Haven 2.8 2 Q2-2025 City of Tulare 2.8 2 Q3-2026 United Illuminating - Seaside 2.8 2 Q4-2026 United Illuminating - Glastonbury 2.8 2 Q4-2027 E.ON - Friatec 1.4 1 Q4-2027 E.ON - Radisson 0.4 1 Q1-2028 Pepperidge Farm - 2 1.4 1 Q3-2028 KOSPO 2.5 2 Q3-2028 University of Bridgeport 1.4 1 Q3-2028 KOSPO 2.5 2 Q3-2029 United Illuminating - Woodbridge 2.2 2 Q1-2030 KOSPO 2.5 2 Q1-2030 KOSPO 10 4 Q2-2030 Trinity College 1.4 1 Q3-2030 KOSPO 2.5 2 Q3-2030 Noeul Green Energy 20 16 Q4-2030 Total under LTSA 62.2 45

FuelCell Energy Operating Portfolio Overview

Generation Operating Portfolio as of July 31, 2024

Project Name	Power Off-Taker	Location	Rated Capacity[1] (MW)	Actual Commercial Operation Date [2]	PPA Term (Years)
Central CT State University ("CCSU")	CCSU (CT University)	New Britain, CT	1.4	Q2 '12	15
Riverside Regional Water Quality Control Plant	City of Riverside (CA Municipality)	Riverside, CA	1.4	Q4 '16	20
Pfizer, Inc.	Pfizer, Inc.	Groton, CT	5.6	Q4 '16	20
Santa Rita Jail	Alameda County, California	Dublin, CA	1.4	Q1 '17	20
Bridgeport Fuel Cell Project	Connecticut Light and Power (CT Utility)	Bridgeport, CT	14.9	Q1 '13	15
Tulare BioMAT	Southern California Edison (CA Utility)	Tulare, CA	2.8	Q1 '20	20
San Bernardino	San Bernardino Municipal Water Dept.	San Bernardino, CA	1.4	Q3 '21	20
LIPA Yaphank Project	PSEG/LIPA, LI NY (Utility)	Long Island, NY	7.4	Q1 '22	18
Groton Project	CMEEC (CT Electric Co-op)	Groton, CT	7.4	Q1 '23	20
Toyota	Southern California Edison, Toyota	Los Angeles, CA	2.3	Q1'24	20
Derby - CT RFP-2	Eversource/United Illuminating (CT Utilities)	Derby, CT	14.0	Q1'24	20
Derby (SCEF)	Eversource/United Illuminating (CT Utilities)	Derby, CT	2.8	Q1'24	20
Total MW Operating			**62.8**		

[1] Rated capacity is the platform's design rated output as of the date of initiation of commercial operations, except with respect to the Groton Project which did not achieve its design rated output of 7.4 MW until December 2023
[2] Quarters for Actual Commercial Operation Date refer to FuelCell Energy fiscal quarters

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© 2024 FuelCell Energy $6.4 $21.1 $39.3 $45 $60 FY2021 FY2022 FY2023 FY2024E $11.3 $34.5 $61.0 $56 $61 FY2021 FY2022 FY2023 FY2024E $66.9 $25.6 $53.0 $12 $15 FY2021 FY2022 FY2023 FY2024E FY24 Planned / Projected Investments 19 Capital Expenditures Expand manufacturing capacity Target Range: $45M to $60M • Calgary, Canada ‒ Continued solid oxide production capacity expansion with certain scope of work shifting into 2025 • Torrington, CT ‒ Next generation carbon capture production capacity ramp up ‒ Carbon recovery demonstration plant to be completed in FY 2024 Company Funded R&D Expenditures Accelerate Commercialization of Advanced Technologies Solutions New Target Range: $56M to $61M • Distributed hydrogen • Hydrogen-based long duration energy storage • Hydrogen power generation Project Assets in Generation Portfolio Backlog Complete existing project backlog New Target Range: $12M to $15M • Prudent project leverage and monetization of tax incentives may offset a significant amount of the planned capital investment